EXHIBIT 99.1

UNION STRATEGIES INC.

Financial Statements

December 31, 2019 and 2018

UNION STRATEGIES INC.

December 31, 2019 and 2018

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Boyle CPA, LLC

Certified Public Accountants & Consultants

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders’ of

Union Strategies, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Union Strategies, Inc., which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the financial statements, the Company had a net loss during the year ended December 31, 2019, and had a working capital deficiency and accumulated deficit at December 31, 2019.  These factors raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Union Strategies, Inc. as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Boyle CPA, LLC

Bayville, New Jersey

February 9, 2021

361 Hopedale Drive SE	P (732) 822-4427

Bayville, NJ 08721	F (732) 510-0665

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UNION STRATEGIES INC.

BALANCE SHEETS

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$9,905	$50,132
Accounts receivable, net of allowance for doubtful accounts of $62,894 and $0 at December 31, 2019 and 2018, respectively	192,799	306,660
Receivable – related parties	149,653	108,344
Prepaid and other current assets	133	8,909
Total current assets	352,490	474,045

Property and equipment, net	122,648	134,120
Operating leases - right of use assets	18,506	—
Total assets	$493,644	$608,165

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Loans payable – related parties	$168,420	$168,419
Accounts payable and accrued liabilities	534,257	403,378
Lease obligations - operating leases, current portion	8,635	—
Total current liabilities	711,312	571,798

Long-term liabilities:
Lease obligations - operating leases, net of current portion	9,266	—
Total liabilities	720,578	571,797

Commitments and contingencies (Note 5)	—	—

Stockholder’s equity:
Common stock, $1.00 par value; 100 shares authorized, issued and outstanding as of December 31, 2019 and 2018	100	100
Class A Preference shares, no par value, no shares authorized, issued and outstanding as of December 31, 2019 and 2018	—	—
Class B Preference shares, no par value, no shares authorized, issued and outstanding as of December 31, 2019 and 2018	—	—
Special shares, no par value, no shares authorized, issued and outstanding as of December 31, 2019 and 2018	—	—
Additional paid-in capital	—	—
Retained earnings (accumulated deficit)	(227,034)	36,268
Total stockholder’s (deficiency) equity	(226,934)	36,368
Total liabilities and stockholder’s equity	$493,644	$608,165

See accompanying notes to financial statements.

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UNION STRATEGIES INC.

UNAUDITED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018
REVENUE
Services	$2,404,321	$2,392,575
Promotional	343,860	306,714
Total revenue	2,748,182	2,699,289

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue, excluding depreciation and amortization	1,755,446	1,461,549
Sales and marketing	300,584	253,277
General and administrative	592,852	724,303
Bad debt expense	266,484	110,228
Depreciation and amortization	47,802	30,196

Total costs of revenue and operating expenses	2,963,167	2,579,553

(Loss) income from operations	(214,986)	119,736

Other (expense)

Interest expense	(44,169)	(31,803)
Other expense	(4,147)	—

Other (expense), net	(48,316)	(31,803)

(Loss) income from operations before income taxes	(263,302)	87,933
Income tax (benefit) expense	—	—
Net (loss) income	$(263,302)	$87,933

Basic (loss) income per common share - net (loss) income	$(2,633)	$879

Diluted (loss) income per common share - net (loss) income	$(2,633)	$879

Weighted average basic shares outstanding	100	100
Weighted average diluted shares outstanding	100	100

See accompanying notes to financial statements.

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UNION STRATEGIES INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

Year Ended December 31, 2019

	Common	Retained Earnings (Accumulated	Total Stockholder’s Equity
	Stock	Deficit)	(Deficiency)
Balance at January 1, 2019	$100	$36,268	$36,368
Net loss	—	(263,302)	(263,302)
Balance at December 31, 2019	$100	$(227,034)	$(226,934)

Year Ended December 31, 2018

	Common	Retained Earnings (Accumulated	Total Stockholder’s Equity
	Stock	Deficit)	(Deficiency)
Balance at January 1, 2018	$100	$(51,665)	$(51,565)
Net income	—	87,933	87,933
Balance at December 31, 2018	$100	$36,268	$36,368

See accompanying notes to financial statements.

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UNION STRATEGIES INC.

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2019	2018
Cash flows from operating activities
Net (loss) income	$(263,302)	$87,933
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	47,802	30,196
Bad debt expense	266,484	110,228
Changes in operating assets and liabilities:
Prepaid and other current assets	8,775	(5,000)
Accounts receivable	(152,622)	(118,029)
Accounts payable and accrued liabilities	130,879	(179,273)
Lease obligation – operating lease	17,901	—
Net cash provided by (used in) operating activities	55,917	(73,945)

Cash flows used in investing activities
Purchases of property and equipment	(54,834)	(43,977)

Cash flows from (used in) financing activities
Advances to related parties	(41,130)	(29,826)
(Repayments of) proceeds from related party payables	-	168,420
Net cash (used in) from financing activities	(41,130)	138,594
Net change in cash	(40,227)	20,671
Cash at beginning of period	50,132	29,461
Cash at end of period	$9,905	$50,132

Supplemental cash flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to financial statements.

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UNION STRATEGIES INC.

Notes to Financial Statements

Note 1 - Organization and Business Operations

The Company was organized on October 24, 2011 under the Ontario Business Corporations Act of 1990 and is located in Woodbridge, Ontario, Canada. Effective June 4, 2018, the Company changed its name to Union Strategies Inc. (the “Company” or “Union”) from 1861094 Ontario Inc., its name upon incorporation. Union is focused on designing, installing and maintaining telephony, data, video, storage, and LAN/WAN networks. Union has clients encompassing K-12 and higher education institutions, trades industry organizations, and local government entities having memberships ranging from 100 to 10,000 people that utilize products and services that Union provides by deploying a variety of technologies to keep client networks up and running efficiently.

Note 2 - Significant Accounting Policies

Basis of Presentation

These calendar year financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles using Canadian dollars as the reporting currency. The Canadian dollar is Union’s functional currency.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less at the date of purchase are classified as cash equivalents.

Allowance for Doubtful Accounts

We make judgments related to our ability to collect outstanding accounts receivable and unbilled work-in-progress. We provide allowances for receivables when their collection becomes doubtful by recording an expense. We determine the allowance based on our assessment of the realization of receivables using historical information and current economic trends, including assessing the probability of collection from customers. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments owed to us, an increase in the allowance for doubtful accounts would be required. We evaluate the adequacy of the allowance regularly and make adjustments accordingly. Adjustments to the allowance for doubtful accounts could materially affect our results of operations.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of accounts receivables. We perform on-going evaluations of customers’ financial condition and, generally, require no collateral from customers.

As of December 31, 2019, two customers accounted for 12% and 15% of accounts receivables, respectively.

Property and Equipment

Property and equipment are stated at cost or estimated fair value if acquired in an acquisition, less accumulated depreciation, and are depreciated over their estimated useful lives, or the lease term, if shorter, using the straight-line method. Leasehold improvements are stated at cost, less accumulated amortization, and are amortized over the shorter of the lease term or estimated useful life of the asset. Maintenance and repair costs are expensed as incurred.

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We review our long-lived assets, such as property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. We evaluate the recoverability of an asset or asset group by comparing its carrying amount to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, we recognize an impairment charge as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Fair Value of Financial Instruments

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

Revenue Recognition

The Company follows ASC 606 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue upon the transfer of promised services to customers in amounts that reflect the consideration to which the Company expects to be entitled the transfer of services. The Company considers revenue earned when all the following criteria are met: (i) the contract with the customer has been identified, (ii) the performance obligations have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to the performance obligations, and (v) the performance obligations have been satisfied.

Income taxes

We record deferred tax assets and liabilities for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying consolidated balance sheets, as well as operating losses and tax credit carry-forwards. We measure deferred tax assets and liabilities using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We reduce deferred tax assets by a valuation allowance if, based on available evidence, it is more likely than not that these benefits will not be realized.

We use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.

Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the year ended December 31, 2019, the Company had a net loss and had a working capital deficiency and accumulated deficit at December 31, 2019.  These factors raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements.  Management’s plans are a merger and raising additional equity financing and borrowing funds under a private credit facility and/or other credit sources If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, management may be required to restructure the Company or cease operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) established Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU 2018-10, Codification Improvements to Topic 842, Leases; and ASU 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the statements of operations.

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We adopted the new standard on January 1, 2019, its effective date. We used the optional transition method approach with the effective date as the date of initial application. Consequently, prior periods will not be restated, and the disclosures required under ASC 840 will continue to be provided for dates and periods before January 1, 2019.

The new standard provides several optional practical expedients in transition. We elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs.

The new standard also provides practical expedients for an entity’s ongoing accounting. We currently have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. We also have elected the practical expedient to not separate lease and non-lease components for all our leases and will not reassess whether initial direct costs qualify for capitalization (see Note 4).

The adoption of the standard resulted in the recognition of additional ROU assets and lease liabilities of $25,624 that did not change previously reported net income and did not result in a cumulative effect adjustment to accumulated deficit and did not impact cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 requires entities to establish an allowance for credit losses for most financial assets. Prior GAAP was based on an incurred loss methodology for recognizing credit losses on financial assets measured at amortized cost and available-for sale debt securities. The update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 31, 2018. We have not yet completed the full assessment of the impact on our financial statements or related disclosures, however management does not believe there will be a significant impact.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (ASC 820) — Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement. ASU 2018-13 removes certain disclosures, modifies certain disclosures and adds additional disclosures. ASU 2018-13 is effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2019. Early adoption is permitted. We have not yet completed the full assessment of the impact on our financial statements or related disclosures, however management does not believe there will be a significant impact.

Note 3 - Equity Shares

On June 4, 2018, Union’s Board of Directors and shareholder amended the Articles of Incorporation to add Class A and Class B Preference shares. Holders of Class A Preference shares are senior to holders of Class B Preference shares and Common shares with regard to the payment of dividends. At the discretion of Union’s Board of Directors, Union may declare a dividend that pays Class A holders from Union’s preceding year’s net income an amount equal to the Class A holder’s share capital multiplied by up to 120% of the Province of Ontario of the Corporation’s Bankers Prime Rate. In the event that Union is liquidated, Class A holders are have first priority among equity holders to receive their remaining share capital.  Holders of Class A share are entitled to attend shareholder meetings and may vote in person or by proxy one vote for each Class A share held.

Holders of Class B Preference shares are senior to holders of Common shares with regard to the payment of dividends.  At the discretion of Union’s Board of Directors, Union may declare a dividend that pays Class B holders from Union’s preceding year’s net income an amount equal to the Class B holder’s share capital multiplied by up to 120% of the Province of Ontario of the Corporation’s Bankers Prime Rate.  In the event that Union is liquidated, Class B holders are have first priority after Class A holders to receive their remaining share capital.  Holders of Class B share are not entitled to attend shareholder meetings or vote on any matters submitted to shareholders.  Unless Union receives the written consent of Class B holders, no dividends may be declared and paid to holders of Special shares and Common shares.

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Subject to the rights of Class A and B Preference shareholders, holders of Special shares and Common shares have equal rights to dividends and any liquidating distributions. Special shares confer no rights to attend meetings or vote on shareholder matters.

For the years ended December 31, 2019 and 2018, no dividends were declared or paid. As of December 31, 2019 and 2018, 100 Common shares are issued and outstanding and no Class A, Class B or Special shares have been authorized by Union’s Board of Directors.

Note 4 - Related Parties

Union has relied on advances from and expenses paid by Company shareholders, officers and directors (“Related Parties”). As of December 31, 2019 and 2018, Union owed $168,420 and $157,105 to Related Parties. The loans are repayable on demand, bear no interest, have no equity conversion rights and are not secured by any Union assets.

In 2019, Union advanced funds to a related business entity. As of December 31, 2019, the entity owes Union $9,218. The advance is repayable upon Union’s demand, does not bear interest and is not collateralized. In 2018, Union advanced funds to an individual. As of December 31, 2019 and 2018, the individual owes Union $140,435. The advance is repayable upon Union’s demand, does not bear interest and is not collateralized.

Note 5 - Commitments and Contingencies

Leases Commitment

Under Topic 842, operating lease expense is generally recognized evenly over the term of the lease. Union has an operating lease for its Edmonton, Canada facility that started in March 2019 and terminates in February 2022. There was no sublease rental income for the years ended December 31, 2019 and 2018. Union paid approximately $7,723 against the Lease obligation in the year ended December 31, 2019. Union paid approximately $38,850 in rent expense for the year ended December 31, 2018.

Our lease agreement does not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments.

ROU lease asset and lease liability for our operating lease is recorded in the balance sheet as follows:

As of
December 31, 2019
Operating lease - right of use asset	$18,506

Lease obligations — operating leases, current portion	$8,635
Lease obligations — operating leases, net of current portion	9,266
Total lease liability	$17,901

Weighted average remaining lease term (in years)	2.2
Weighted average discount rate	7.75%

Future lease payments included in the measurement of lease liabilities on the unaudited balance sheet as of December 31, 2019, for the following five fiscal years and thereafter were as follows:

For the year ending
December 31,
2020	$9,600
2021	9,600
2022	9,600
Total future minimum lease payments	20,800
Present value adjustment	2,899
Total	$17,901

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Other Commitments

As permitted under Canadian Corporations Business Act, Union agrees to indemnify officers and directors for certain events or occurrences while the officer or director is, or was, serving at Union’s request in this capacity. The term of the indemnification period is indefinite. There is no limit on the amount of future payments Union could be required to make under these indemnification agreements; however, Union maintains insurance policy coverage that may enable Union to recover a portion of any amounts paid. As a result of Union’s insurance policy coverage, management believes the estimated fair value of these indemnifications is minimal. Accordingly, Union did not record any indemnification liabilities as of December 31, 2019 and 2018.

Litigation

From time to time, we are involved in various legal matters arising in the normal course of business. We do not expect the outcome of such proceedings, either individually or in the aggregate, to have a material effect on our financial position, cash flows or results of operations.

Note 6 - Subsequent Events

On January 30, 2020, the Company entered into transactions contemplated by the definitive share for share exchange agreement and plan of re-organization (the “Purchase Agreement”) by and among the Company, its stockholders and officers and DLT Resolution Inc. (OTC: DLTI), an information technology, cybersecurity, and telecommunications company. Under the Purchase Agreement, DLT Resolution, Inc. acquired all the issued and outstanding capital stock of Union for 1,500,000 shares of the DLT Resolution, Inc.’s restricted Common Stock (the “Closing Shares”). The acquisition resulted in Union becoming a wholly-owned subsidiary of DLT Resolution, Inc.

In the event that Union’s gross revenue for 2020 exceeds CAD $3,100,000 and it generates a minimum $75,000 in EBITDA (the “Performance Targets”), DLT Resolution, Inc. agreed to issue an additional 1,000,000 shares of its restricted Common Stock (“the Contingent Shares”) as additional purchase price consideration.

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